EXHIBIT 99.1

CASE NAME: DataVoN, Inc., et al CASE NUMBER: 02-38600-RCM	Monthly Operating Report ACCRUAL BASIS—4 10/14/02, RWD, 02/96 & 07/99

ACCOUNTS RECEIVABLE AGING			SCHEDULE AMOUNT	MONTH Oct-02	MONTH Nov-02	MONTH Dec-02
1.	0 - 30		$3,681,749.00	$3,540,396.00	$3,001,080.00	$2,947,400.00
2.	31 - 60		$69,528.00	$248,798.00	$111,873.00	$116,431.00
3.	61 - 90		$633,545.00	$63,346.00	$95,440.00	$54,153.00
4.	91+		$653,771.00	$1,203,580.00	$1,356,981.00	$795,921.00
5.	TOTAL ACCOUNTS RECEIVABLE		$5,038,593.00	$5,056,120.00	$4,565,374.00	$3,913,905.00
6.	AMOUNT CONSIDERED UNCOLLECTIBLE		$635,242.00	$683,242.00	$731,242.00	$762,824.00
7.	ACCOUNTS RECEIVABLE (NET)		$4,403,351.00	$4,372,878.00	$3,834,132.00	$3,151,081.00

AGING OF POSTPETITION TAXES AND PAYABLES			MONTH: Dec-02

TAXES PAYABLE		0-30 DAYS	31-60 DAYS	61-90 DAYS	91+ DAYS	TOTAL
1.	FEDERAL		$—
2.	STATE		$—
3.	LOCAL		$—
4.	OTHER (ATTACH LIST)		$—
5.	TOTAL TAXES PAYABLE	$ —	$—	$—	$—

6.	ACCOUNTS PAYABLE					$—

STATUS OF POSTPETITION TAXES			MONTH: Dec-02

TAXES PAYABLE			BEGINNING TAX LIABILITY*	AMOUNT WITHHELD AND OR ACCRUED	AMOUNT PAID	ENDING TAX LIABILITY
1.	WITHHOLDING**		$—
2.	FICA-EMPLOYEE**		$—
3.	FICA-EMPLOYER**		$—
4.	UNEMPLOYMENT		$—
5.	INCOME
6.	OTHER (ATTACH LIST)
7.	TOTAL FEDERAL TAXES		$—	$—	$—

STATE AND LOCAL
8.	WITHHOLDING
9.	SALES
10.	EXCISE

11.	UNEMPLOYMENT
12.	REAL PROPERTY
13.	PERSONAL PROPERTY	$ —	$44,929.00	$ —	$44,929.00
14.	OTHER (ATTACH LIST)
15.	TOTAL STATE & LOCAL	$ —	$44,929.00	$ —	$44,929.00
16.	TOTAL TAXES	$ —	$44,929.00	$ —	$44,929.00

*	The beginning tax liability should represent the liability from the prior month or if this is the first operating report, the amount should be zero.
**	Attach photocopies of IRS Form 6123 or your EID coupon and payment receipt to verify payment or deposit